UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2006, in connection with the organizational change reported by Wendy’s International, Inc. (the "Company") on April 24, 2006, the Company entered into a Settlement Agreement and Release (the "Agreement") with John M. Deane, the Company’s former Executive Vice President of Operations. Pursuant to the Agreement, Mr. Deane’s employment with the Company terminated as of May 31, 2006. Pursuant to the terms of the Agreement, the Company paid Mr. Deane $403,850 in exchange for the releases and waivers agreed to by Mr. Deane and for his compliance with the obligations set forth in the Agreement. Mr. Deane will also be entitled to (i) reimbursement of an amount not to exceed $35,000 for tax, accounting, financial planning, legal and outplacement service costs and (ii) certain computer and communication equipment used by him while employed by the Company. Mr. Deane will be entitled to participate in the Company’s group health insurance plan for a period not to exceed five years from May 31, 2006 on the same terms as are available to other former employees generally and the Company paid Mr. Deane $18,000 in lieu of a contribution by the Company to, or a reimbursement of Mr. Deane for, coverage premiums and expenses by Mr. Deane for insurance coverage for 18 months under the health coverage plan. The terms of the Agreement further provide for a general release of all claims and other customary provisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 10 -- Settlement Agreement and Release dated May 31, 2006 by and between Wendy's International, Inc. and John M. Deane.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

June 6, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10	Settlement Agreement amd Release dated May 31, 2006 by and between Wendy's International, Inc. and John M. Deane.